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                   NON-RECOURSE PROMISSORY NOTE AND AGREEMENT

$150,000                                                        December 19,1996

     FOR VALUE RECEIVED, the undersigned, Walter 0. Fredericks, (herein called "Borrower"), hereby promises to pay to the order of Lifecodes Corporation (herein called the "Corporation"), the principal sum of up to One Hundred Fifty Thousand United States of America Dollars ($150,000) together with interest on the unpaid balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at 550 West Avenue, Stamford, CT 06902 or at such other place and by such method, including wire transfer, as from time to time may be designated by the holder of this Note.

     The principal amount of this Note shall be due and payable on December 31, 2001, at which time the unpaid principal balance of this Note and all interest accrued hereon shall be due and payable in full.

     The unpaid principal of this Note from time to time outstanding shall bear interest on each day outstanding at the rate of eight percent (8%) per annum.

     Accrued Interest hereunder shall be paid to the Corporation on December 31, 1997 and on the last day of each year during the term hereof. If interest is not paid when due, the amount of accrued and unpaid interest shall be added to the principal amount of this Note and noted on the Grid Schedule attached hereto.

     The amount of the loan shall be advanced by Lifecodes to Borrower from time to time in multiples of $ 1,000.00. The amount of each advance shall be noted by Lifecodes on the Grid Schedule attached hereto. A copy of the Grid Schedule will be sent by Lifecodes to Borrower upon request.

     The principal amount of this Note shall become immediately due and payable, together with all interest accrued thereon, upon the occurrence of any of the following events:

     (i) Default by the Borrower in the payment of the principal of this Note or in the performance, or breach, of any other covenant, agreement or provision contained in this Note;

     (ii) Default by the Borrower in the payment of indebtedness owing to any bank or institutional lender;

     (iii) Entry of a final judgment against the Borrower for the payment of money in excess of $50,000, without discharge or provision for discharge thereof, or procurement of a stay of execution thereof, within 60 days from the date of entry of judgment;

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                                      -2-



     (iv) The institution by the Borrower of proceedings under any applicable bankruptcy code or any chapter thereof, or, the consent to the institution of bankruptcy or insolvency proceedings against him, or the filing of a petition or answer or consent seeking reorganization or relief under the applicable bankruptcy code or any chapter thereof or any other applicable national or state law, or the consent by him to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator or other similar official of the Borrower or any substantial part of his properties or assets or the making by him of an assignment for the benefit of creditors, or the admission by Borrower in writing of his inability to pay his debts generally as they become due, or the taking of action by the Borrower in furtherance of any such action;

     (v) The death of Borrower or termination of employment of Borrower by the Corporation.

     Borrower has delivered to the Corporation, as security for the payment of the principal amount of this Note, a notarial deed transferring his business interest (Geschaftsanteile) in Medical Molecular Diagnostics GmbH ("MMD") to the Corporation.

     Borrower shall have the right at any time, upon written notice to the Corporation, to cause the Corporation to purchase from him all of his interest in MMD at a price equal to the then unpaid principal amount of this Note plus accrued interest therein.

     The Corporation shall have the right at any time, upon written notice to the Borrower, to acquire from the Borrower all of his interest in MMD pledged to secure payment of this Note in exchange for the cancellation of this Note.

     In addition to the interest in MMD pledged by borrower hereunder, Borrower shall deliver to the Corporation, as further security for the payment of this Note all additional interest in MMD acquired by him whatsoever.

     Notwithstanding any provision of this Note, the Corporation shall have no recourse against Borrower personally for any payment of principal or interest hereunder, and its sole remedy upon any default by Borrower hereunder shall be the right to secure for itself the interest in MMD pledged hereunder.

     Borrower waives and shall not apply for or avail himself of any appraisement, valuation, exemption, extension or other kind of type of moratorium law now existing as hereinafter enacted.

     This Note may not be modified, amended or changed, except by execution of a written

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agreement signed by the Corporation and Borrower.

     This Note sets forth the entire agreement and understanding of the parties on the subject matter hereof.

     Borrower hereby waives demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions or covenants, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

          This Note and the rights and duties of the parties hereto shall be governed by the laws of Connecticut.

         This Note and Agreement has been executed by the Borrower as of the date first above written.


                                            /s/ Walter O.  Fredericks
                                            ----------------------------------
                                            Walter O.  Fredericks

Agreed to this 19th day of
December 1996.


Lifecodes Corporation

By /s/ Dean Somer
   -----------------------------
    Dean Somer, Controller

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                                  GRID SCHEDULE

           Date               Loan Amount          New Principal Amount
 =========================================================================
    12-19-96             $32,806.25                $32,806.25
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     4-11-97              20,335.00                53,141.25
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     10-1-97              50,956.01                104,097.26
 -------------------------------------------------------------------------